EXHIBIT 10(f)








              FPL GROUP, INC.

         DEFERRED COMPENSATION PLAN


















            Amended and Restated
         Effective January 1, 1995

              FPL GROUP, INC.
         DEFERRED COMPENSATION PLAN

             TABLE OF CONTENTS

                                                                       Page
          ARTICLE 1 - DEFINITIONS

1.01     Account ......................................................   2
1.02     Board  .......................................................   2
1.03     Bonus  .......................................................   2
1.04     Change of Control ............................................   2
1.05     Committee  ...................................................   4
1.06     Common Stock  ................................................   4
1.07     Company  .....................................................   4
1.08     Compensation  ................................................   4
1.09     Director's Fees  .............................................   4
1.10     Disability  ..................................................   4
1.11     Distribution Date  ...........................................   4
1.12     EBPAC  .......................................................   5
1.13     Effective Date  ..............................................   5
1.14     Eligible Individual  .........................................   5
1.15     Employer .....................................................   5
1.16     ERISA  .......................................................   5
1.17     IRC  .........................................................   5
1.18     Market Value Per Share  ......................................   5
1.19     Non-Employee Director   ......................................   5
1.20     Participant  .................................................   6
1.21     Phantom Stock Account  .......................................   6
1.22     Phantom Stock Unit ...........................................   6
1.23     Plan .........................................................   6
1.24     Plan Year ....................................................   6
1.25     Restated Effective Date  .....................................   6

          ARTICLE 2 - ELIGIBILITY

2.01     Eligibility to Participate in the Plan  ......................   6

 ARTICLE 3 - DEFERRED COMPENSATION BENEFITS

3.01     Election to Defer Compensation, Bonus, and Director's Fees ...   6
3.02     Establishment and Maintenance of Cash Account ................   7
3.03     Investment of Cash Account  ..................................   7
3.04     Non-Employee Director Investment in Phantom Stock Account  ...   7

      ARTICLE 4 - PAYMENT OF BENEFITS

4.01     Timing and Form of Payment  ..................................   8
4.02     Hardship Distributions  ......................................   9
4.03     Distribution Upon a Change of Control  .......................   9
4.04     Beneficiary Designation  .....................................   9
4.05     Taxes  .......................................................   9
4.06     Offset for Obligations to Employer  ..........................   9

         ARTICLE 5 - ADMINISTRATION

5.01     Administration  ..............................................  10
5.02     Liability of Committee and EBPAC; Indemnification  ...........  10
5.03     Determination of Benefits  ...................................  10
5.04     Expenses  ....................................................  11

         ARTICLE 6 - MISCELLANEOUS

6.01     No Trust Created  ............................................  11
6.02     No Requirement to Fund  ......................................  12
6.03     Benefits Payable from General Assets  ........................  12
6.04     Successors  ..................................................  12
6.05     No Contract of Employment  ...................................  12
6.06     Amendment or Termination of Plan  ............................  12
6.07     Top Hat Plan  ................................................  13
6.08     Governing Law  ...............................................  13
6.09     Severability  ................................................  13
6.10     Construction  ................................................  13
6.11     Merger or Consolidation or Sale of Assets of Employer  .......  13
6.12     Transfer to an Affiliate of the Company  .....................  13
6.13     Assignment  ..................................................  13
6.14     Incapacity  ..................................................  14
6.15     Effect on Benefits under other Plans  ........................  14
6.16     Indemnity Upon Change of Control  ............................  14
6.17     No Rights as Stockholders  ...................................  14

         Execution Page  ..............................................  14

             FPL GROUP, INC.
         DEFERRED COMPENSATION PLAN


               THIS DEFERRED COMPENSATION PLAN (the "Plan") effective as of January 1, 1995, amends and restates the FPL Group, Inc. Deferred Compensation Plan, which was originally adopted by the Board of Directors of FPL Group, Inc. (the "Company") effective as of January
1, 1995.


       W I T N E S S E T H   T H A T:


               WHEREAS, the officers of the Company and its affiliates (hereinafter collectively referred to as the "Employer") are entitled to fees which result from or are attributable to their performance of services as employees of the Employer and may be awarded bonuses pursuant to the Annual Incentive Plan and other incentive compensation plans; and

               WHEREAS, directors of the Employer are entitled to fees which result from or are attributable to their performance of services as directors of the Employer; and

               WHEREAS, the Employer desires to establish a deferred compensation plan for the exclusive benefit of a select group of officers and directors of the Employer pursuant to which such officers may elect to defer receipt of all or a portion of their base salary and/or bonuses and directors may elect to defer receipt of all or a portion of their directors' fees; and

               WHEREAS, the Employer intends that the Plan be considered an unfunded arrangement that is maintained primarily to provide deferred compensation to members of a select group of management or highly compensated employees of the Employer, for purposes of the Employee Retirement Income Security Act of 1974, as amended
("ERISA");

               NOW, THEREFORE, the deferred compensation plan set forth herein is hereby amended and restated as of the Restated Effective
Date:

                 ARTICLE 1

                Definitions

               The following terms when used herein shall have the designated meaning unless a different meaning is plainly required by the context in which the term is used:

1.01 "Account" shall collectively refer to the Cash Account described in Sections 3.02 and 3.03, and the Phantom Stock Account described in Section 3.04, if applicable.

1.02           "Board" shall mean the Board of Directors of the Company.

1.03 "Bonus" shall mean any bonus that the Participant is awarded pursuant to the Annual Incentive Plan and such other payments awarded under such other incentive compensation plans that are designated by the Senior Vice President of Human Resources of the Company as eligible for deferral under this Plan.

1.04           "Change of Control" shall mean:

               (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of
                    Control: (i) any acquisition by the Company or any of its subsidiaries, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or (iii) any acquisition by any corporation with respect to which, following such acquisition, more than 75% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

               (b)  Individuals who, as of the date hereof,
                    constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation to which Rule 14a-11 of Regulation 14A promulgated under the Exchange Act applies or other actual or threatened solicitation of proxies or consents; or

               (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

               (d)  Approval by the shareholders of the Company of
                    (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, more than 75% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

                    The term "the sale or disposition by the Company of all or substantially all of the assets of the Company" shall mean a sale or other disposition transaction or series of related transactions involving assets of the Company or of any direct or indirect subsidiary of the Company (including the stock of any direct or indirect subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Company (as hereinafter defined). The "fair market value of the Company" shall be the aggregate market value of the then Outstanding Company Common Stock (on a fully diluted basis) plus the aggregate market value of the Company's other outstanding equity securities. The aggregate market value of the shares of Outstanding Company Common Stock shall be determined by multiplying the number of shares of Outstanding Company Common Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price of the shares of Outstanding Company Common Stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of Outstanding Company Common Stock or by such other method as the Board shall determine is appropriate.

1.05 "Committee" shall mean the Compensation Committee of the Board or any such other committee designated by the Board, which shall consist of at least three (3) members of the Board each of whom are not employees of the Company or any of its subsidiaries.

1.06            Common Stock  shall mean the common stock, $.01 par
               value per share, of the Company.

1.07           "Company" shall mean FPL Group, Inc.

1.08 "Compensation" shall mean the base salary of a Participant paid by the Employer, exclusive of Bonus and Director's Fees.

1.09 "Director's Fees" shall mean the fees of a Participant which result from or are attributable to the performance of services by such Participant as a director of the Employer.

1.10 "Disability" shall have the meaning set forth in the Long Term Disability Plan For Employees of FPL Group and Affiliates.

1.11           "Distribution Date" shall mean:

               (a) the first day of the first month following the earlier of the Participant's retirement, death, Disability, or other termination of service,

               (b) the first day of the first Plan Year following the earlier of the Participant's retirement, death, Disability, or other termination of service, or

               (c) subject to EBPAC (or its delegatee) authorizing a Participant to select a specific date on which his benefits under the Plan shall commence, the date so specified by the Participant,

               or as soon thereafter as is administratively feasible, as elected by the Participant. For any such election to be valid, it must be made during an election period established by EBPAC (or its delegatee). It is the intent of the Employer that such election period end before the time in which a Participant s benefits under this Plan would otherwise be treated as constructively received or the economic benefit of which would be enjoyed (within the meaning of the Federal tax laws). In the event the Participant fails to elect one of the dates described above, his "Distribution Date" shall be the first day of the first month following the Participant's retirement, death, Disability, or other termination of service or as soon thereafter as is administratively feasible.

1.12 "EBPAC" shall have the same meaning set forth in the FPL Group Employee Pension Plan.

1.13           "Effective Date" means January 1, 1995.

1.14 "Eligible Individual" shall mean any officer, director in grade 12 or above, or member of the Board of Directors of the Employer.

1.15           "Employer" shall mean the Company and its affiliates.

1.16           "ERISA" shall mean the Employee Retirement Income
               Security Act of 1974, as amended.

1.17 "IRC" shall mean the Internal Revenue Code of 1986, as amended.

1.18            Market Value Per Share  shall mean the average of the
               high and low selling prices on the relevant date for shares of Common Stock as reported on the Composite Transactions Tape of the New York Stock Exchange, Inc. on such date (or, if such date shall not be a trading day, the next preceding day which shall be a trading day). If no sale occurs on such date, the Market Value Per Share shall be determined, in the manner described above, as of the last preceding trading date prior to the relevant date on which a sale occurs or shall be determined in good faith by the Committee.

1.19            Non-Employee Director  shall mean a member of the Board
               who is not an employee of the Company or any of its subsidiaries.

1.20 "Participant" shall mean an Eligible Individual who has elected to defer Compensation, Bonus, and/or Director's Fees, as provided in Section 3.01.

1.21            Phantom Stock Account  shall refer to the account
               described in Section 3.04.

1.22            Phantom Stock Unit  shall mean a theoretical unit of
               Common Stock.

1.23           "Plan" shall mean the FPL Group, Inc. Deferred
               Compensation Plan, as contained herein, and as may be amended from time to time.

1.24           "Plan Year" shall mean the calendar year.

1.25            Restated Effective Date  shall mean January 1, 1995.

                 ARTICLE 2

                Eligibility

2.01 Eligibility to Participate in the Plan. Each Eligible Individual shall be eligible to participate in the Plan, provided such individual is among a select group of management and highly compensated employees (within the meaning of ERISA 201(2)).

                 ARTICLE 3

       Deferred Compensation Benefits

3.01 Election to Defer Compensation, Bonus, and Director's Fees. Each Eligible Individual may elect to defer all or a portion of his Compensation, Bonus, and/or Director's Fees with respect to any Plan Year commencing on or after the Effective Date of this Plan by completing and signing a deferral agreement prior to the beginning of such Plan Year.

               If a Participant incurs a financial hardship (as determined by EBPAC (or its delegatee)) and the Participant requests in writing a reduction or elimination of deferrals for the remainder of a Plan Year, EBPAC (or its delegatee), in its sole and absolute discretion, may reduce or eliminate such future deferrals.

               Notwithstanding anything to the contrary in this Plan, the amount to be deferred under this Plan may not reduce the amount of Compensation, Bonus, and Director's Fees which would be paid to the Participant (determined after taking the election into account) below that required to pay the Participant's portion of any taxes due under Chapter 21 (Federal Insurance Contributions Act) of the IRC, any other employment taxes, and the amount, if any, required to be withheld for income tax purposes.

3.02 Establishment and Maintenance of Cash Account. The amounts deferred by a Participant shall be credited to a separate account (a Cash Account ) maintained for the Participant, as of the date such amounts would otherwise have been paid to the Participant, on books established by the Employer for that purpose in accordance with IRC 404(a)(5). The Employer shall provide to each Participant, within one hundred twenty (120) days after the end of each Plan Year, a statement setting forth the balance in the Participant s Cash Account.

3.03 Investment of Cash Account. Amounts credited to the Cash Account of a Participant will be deemed invested in one or more investment funds selected by the Employer. Each Participant (or his beneficiary if the Participant is deceased) shall designate the investment fund(s) under which his deferrals under this Plan are to be hypothetically invested. The Cash Account shall be adjusted each business day to reflect the hypothetical income, gain and loss, including any unrealized appreciation or depreciation; provided, however, that adjustments to a Non-Employee Director s Phantom Stock Account shall be made as described in Sections 3.04(b), 3.04(c), and 3.04(d).

3.04           Non-Employee Director Investment in Phantom Stock Account.

               (a) In addition to the investment funds made available pursuant to Section 3.03, a Non-Employee Director may designate that deferrals of his Director s Fees under this Plan be deemed to be invested in Phantom Stock Units. The number of Phantom Stock Units credited to such director s Phantom Stock Account shall equal the dollar amount of deferred Director s Fees designated by such Non-Employee Director to be invested in hypothetical Phantom Stock Units, divided by the Market Value Per Share on the date that such deferred compensation would otherwise have been paid to such director. The number of such Phantom Stock Units shall be computed to four decimal places.

               (b) From time to time, an amount shall be credited to a Non-Employee Director s Cash Account equal to the amount of any cash dividend paid on Common Stock (or the fair market value of a dividend paid in property, other than a dividend paid in Common Stock) which the Non-Employee Director would have received if on the record date for such dividend the Non-Employee Director had been the owner of record of a number of shares of Common Stock equal to the number of Phantom Stock Units (including fractions) then credited to his Phantom Stock Account.

               (c) From time to time, additional Phantom Stock Units shall be credited to a Non-Employee Director s Phantom Stock Account in amounts equal to the number of full and fractional shares of Common Stock which the Non-Employee Director would have received if on the record date for a dividend paid in Common Stock the Non-Employee Director had been the owner of record of a number of shares of Common Stock equal to the number of Phantom Stock Units (including fractions) then credited to his Phantom Stock Account.

               (d) The Phantom Stock Account shall be appropriately adjusted for any change in the Common Stock by reason of any recapitalization, reorganization, merger, consolidation, split-up, or any similar change affecting the Common Stock.

                 ARTICLE 4

            Payment of Benefits

4.01 Timing and Form of Payment. The Employer shall pay to the Participant (or his beneficiary if the Participant is deceased) his entire Account in cash in:

               (a)  a single sum on the Distribution Date, or

               (b) substantially equal monthly installments commencing on the Distribution Date and continuing for a period of up to 10 years,

               as elected by the Participant. For any such election to be valid, it must be made during an election period established by EBPAC (or its delegatee). It is the intent of the Employer that such election period end before the time in which a Participant s benefits under this Plan would otherwise be treated as constructively received or the economic benefit of which would be enjoyed (within the meaning of the Federal tax laws). In the event the Participant fails to elect the form of distribution described above, the Employer shall pay to the Participant (or his beneficiary if the Participant is deceased) his entire Account in a single sum on the Distribution Date.

               Upon distribution of a Non-Employee Director's Phantom Stock Account in cash, a Non-Employee Director shall be entitled to receive, subject to the provisions of Sections 4.05 and 4.06 of this Plan, a sum equal to the number of Phantom Stock Units credited to such Non-Employee Director's Phantom Stock Account, multiplied by the Market Value Per Share on the Distribution Date.

               For purposes of this Plan, if the Participant transfers from one Employer to another Employer, such transfer shall not be considered a termination of service, and a termination of service shall occur only when the Participant separates from the employ of all Employers.

4.02 Hardship Distributions. The Participant shall be entitled to a distribution of all or a portion of his Account upon written application to EBPAC (or its delegatee) and the determination of EBPAC (or its delegatee) and the Committee (or its delegatee), in their sole and absolute discretion, that without such distribution, the Participant would suffer or continue to suffer a financial hardship. No hardship distributions shall be allowable pursuant to this Section prior to September 11, 1995.

4.03 Distribution Upon a Change of Control. Anything in this Plan to the contrary notwithstanding, if a Change of Control occurs and as a result of such Change in Control the Participant s employment with the Company or its affiliated companies is terminated, then the Employer shall pay to the Participant (or his beneficiary if the Participant is deceased) his entire Account in a single sum on the first day of the month following the termination of employment.

4.04 Beneficiary Designation. For purposes of this Plan, a Participant's beneficiaries under this Plan shall be the beneficiaries designated by such Participant for the death benefits provided pursuant to the split dollar arrangement entered into with the Employer. If a Participant has not entered into a split dollar arrangement with the Employer, such Participant s beneficiaries under this Plan shall be the beneficiaries of his death benefits under the Medical, Dental and Life Insurance Plan for Employees of FPL Group, Inc. (or any successor plan thereof). If a Participant desires to designate beneficiaries other than those described above, the Participant may submit a written designation of beneficiary(s), which shall become effective when received by the Employer and shall revoke all prior designations.

               If a Participant is not a participant in either of the above described plans, the Participant may submit a written designation of beneficiary(s), which shall become effective when received by the Employer and shall revoke all prior designations. If no such designation has been received by the Employer prior to the Participant s death, the Participant s beneficiary shall be his estate.

4.05 Taxes. All amounts payable to any Participant hereunder may be reduced by any and all federal, state and local taxes imposed upon the Participant or his beneficiary which are required to be withheld by the Employer.

4.06 Offset for Obligations to Employer. If, at such time as a Participant becomes entitled to benefit payments hereunder, the Participant has any debt, obligation, or other liability representing an amount owing to the Employer, the Employer may offset the amount owing it against the amount of benefits otherwise distributable hereunder.

                 ARTICLE 5

               Administration

5.01 Administration. The Committee (or its delegatee) and EBPAC (or its delegatee) shall administer and interpret this Plan in accordance with the provisions of the Plan and in their sole and absolute discretion. Any determination or decision by the Committee (or its delegatee) or EBPAC (or its delegatee) shall be conclusive and binding on all persons who at any time have, have had, or may have a claim to any interest whatsoever under this Plan.

5.02 Liability of Committee and EBPAC; Indemnification. To the extent permitted by law, no member of the Committee (or its delegatee) or EBPAC (or its delegatee) shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his own gross negligence or willful misconduct. The Employer shall indemnify the members of the Committee (or its delegatee) and EBPAC (or its delegatee) against any and all claims, losses, damages, expenses, including any counsel fees and costs, incurred by them, and any liability, including any amounts paid in settlement with their approval, arising from their action or failure to act, except when the same is judicially determined to be attributable to their gross negligence or willful misconduct.

5.03           Determination of Benefits.

               (a) Claim. A person who believes that he is being denied a benefit to which he is entitled under the Plan (hereinafter referred to as a "Claimant") may file a written request for such benefit with EBPAC (or its delegatee), setting forth his claim. The request must be addressed to EBPAC (or its delegatee) at its then principal place of business.

               (b) Claim Decision. Upon receipt of a claim, EBPAC (or its delegatee) shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. EBPAC (or its delegatee) may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

                    If the claim is denied in whole or in part, EBPAC (or its delegatee) shall deliver to the claimant a written opinion, using language calculated to be understood by the Claimant, setting forth (i) the specific reason or reasons for such denial,
                    (ii) the specific reference to pertinent provisions of this Plan on which such denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary, (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, and (v) the time limits for requesting a review under Subsection (c) and for review under Subsection
                    (d) hereof.

               (c) Request for Review. Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee (or its delegatee) review the determination of EBPAC (or its delegatee). Such request must be addressed to the Committee (or its delegatee), at its then principal place of business. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee (or its delegatee). If the Claimant does not request a review of EBPAC's (or its delegatee's) determination by the Committee (or its delegatee) within such sixty (60) day period, he shall be barred and estopped from challenging EBPAC's (or its delegatee's) determination.

               (d) Review of Decision. Within sixty (60) days after the Committee's (or its delegatee's) receipt of a request for review, the Committee (or its delegatee) will review the initial determination. After considering all materials presented by the Claimant, the Committee (or its delegatee) will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Plan on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Committee (or its delegatee) will so notify the Claimant and the Committee (or its delegatee) will render the decision as soon as possible, but no later than one hundred twenty
                    (120) days after receipt of the request for review.

5.04 Expenses. The cost of this Plan and the expenses of administering the Plan shall be borne by the Employer.

                 ARTICLE 6

               Miscellaneous

6.01 No Trust Created. Nothing contained in this Plan, and no action taken pursuant to its provisions by either party shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Employer and the Participants or their beneficiaries.

6.02 No Requirement to Fund. The Employer is not required to and shall not fund (within the meaning of the Federal tax laws) this Plan. Even though amounts deferred under this Plan are credited to the Accounts of the Participants, the Employer shall not be required to earmark, deposit, contribute to a trust, or otherwise set aside funds for such Accounts.

6.03 Benefits Payable from General Assets. The benefits payable under this Plan to a Participant or his beneficiary may be made from the general assets of the Employer or from such other assets earmarked, deposited, contributed to a trust, or otherwise set aside to fund benefits under this Plan. It is intended that the Employer's obligation under this Plan be an unfunded and unsecured promise to pay money in the future. Any funds earmarked, deposited, contributed to a trust, or otherwise set aside by the Employer to assist it in satisfying its obligations under this Plan shall be subject to the claims of general creditors of the Employer. The Participants' (or their beneficiaries') rights to benefits under this Plan which are payable by the Employer shall be no greater than the right of any unsecured general creditor of the Employer, and the Participants (and their beneficiaries) shall not have any security interest in any assets (including, but not limited to, assets earmarked, deposited, contributed to a trust, or otherwise set aside to fund benefits provided under this Plan) of the Employer.

6.04 Successors. This Plan shall be binding upon the Employer and its successors and assigns, and the Participant, his successors, heirs, executors, administrators and beneficiaries.

6.05 No Contract of Employment. Nothing contained in this Plan shall be construed to be a contract of employment or as conferring upon an Eligible Individual the right to continue to be employed by the Employer in his present capacity or in any capacity.

6.06 Amendment or Termination of Plan. Except to the extent otherwise reserved to the Committee, the President or any Vice President or the General Counsel and Secretary of the Company (the "Corporate Officers") shall have the right to amend this Plan at any time and from time to time, including a retroactive amendment. The Committee expressly reserves the right to terminate the Plan and to amend Sections 1.01, 1.03, 1.04, 1.05, 1.06, 1.07, 1.08,
               1.09, 1.10, 1.11,1.14, 1.15, 1.18, 1.19, 1.20, 1.21,
               1.22, 2.01, 3.01, 3.03, 3.04, 4.01, 4.02, 4.03, 4.07,
               6.02, 6.03, and 6.06 hereof and shall have the right to amend any such section or sections at any time or from time to time, including a retroactive amendment. No amendment or termination of the Plan shall, without the consent of any person affected thereby, modify or in any way affect any right or obligation under this Plan created prior to such amendment or termination.

6.07 Top Hat Plan. It is the Employer's intention that this Plan be construed as an unfunded, nonqualified deferred compensation plan maintained for a select group of management or highly compensated employees within the meaning of ERISA 201(2).

6.08 Governing Law. The validity and effect of this Plan and the rights and obligations of all persons affected hereby shall be construed and determined in accordance with the laws of the State of Florida unless superseded by federal law.

6.09 Severability. In the event that any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable and this Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

6.10 Construction. The article and section headings and numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.

6.11           Merger or Consolidation or Sale of Assets of Employer.
               Subject to the requirement that the Employer make distributions upon termination of a Participant s employment following a Change of Control, in the event of the merger or consolidation of the Employer with any other entity, or in the event substantially all of the assets of the Employer are to be transferred to another entity, the successor entity resulting from the merger or consolidation, or the transferee of such assets, as the case may be, shall assume the obligations of the Employer hereunder and shall be substituted for the Employer hereunder.

6.12 Transfer to an Affiliate of the Company. An election to defer Compensation, Bonus, and/or Director's Fees under this Plan shall apply only with respect to Compensation, Bonus, and/or Director's Fees paid by the Employer. If the Participant transfers from one Employer to another Employer and the Participant desires to defer Compensation, Bonus, and/or Director's Fees paid by the new Employer, the Participant must execute a separate deferral agreement.

6.13 Assignment. No right, title or interest of any kind in the Plan shall be transferable or assignable by a Participant or beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy or any kind, whether voluntary or involuntary nor subject to the debts, contracts, liabilities, engagements, or torts of a Participant or beneficiary, except as provided by Section 4.05 and 4.06. Except as provided in this Section 6.13, any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or otherwise subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

6.14 Incapacity. If EBPAC (or its delegatee) determines that any person to whom any distribution is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor has been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by EBPAC (or its delegatee) to have incurred expense for such person otherwise entitled to payment, in such manner as EBPAC (or its delegatee) may determine. Any such payment shall be a complete discharge of the liabilities of the Employer under this Plan.

6.15 Effect on Benefits under other Plans. Any Compensation, Bonus, or Director's Fees deferred hereunder and any benefits payable under this Plan shall not be considered salary or other compensation to the Participant for the purposes of computing benefits to which he may be entitled under any other employee benefit plan established or maintained by the Employer, except to the extent provided in such other employee benefit plan.

6.16 Indemnity Upon Change of Control. If upon a Change of Control it becomes necessary for a Participant (or his beneficiary) to institute a claim, by litigation or otherwise, to enforce his rights under this Plan, the Employer (and its successors or transferee in accordance with Section 6.11) shall indemnify such Participant (or his beneficiary) from and against all costs and expenses, including legal fees, incurred by him in instituting and maintaining such claim.

6.17 No Rights as Stockholders. A Non-Employee Director who elects pursuant to Section 3.04 to invest deferred Director s Fees in Phantom Stock Units will not have any rights as a result of such investment arising out of the ownership of Common Stock.

               IN WITNESS WHEREOF the Board of Directors has caused this Plan to be signed by its duly appointed officer and its corporate seal to be hereunto affixed as of this 11th day of September, 1995.

ATTEST:                            FPL GROUP, INC.


MARK MITCHELL                      By:  L.J. KELLELHER
                                   Title:  Sr. Vice Pres.
                                              (Seal)